Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Trimble Inc. Amended and Restated 2002 Stock Plan of our reports dated February 24, 2017, with respect to the consolidated financial statements and schedule of Trimble Inc. and the effectiveness of internal control over financial reporting of Trimble Inc. included in its Annual report (Form 10-K) for the year ended December 30, 2016, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Jose, California

January 10, 2018